Exhibit 10.01

LOAN DOCUMENT MODIFICATION AGREEMENT

This Loan Document Modification Agreement (this "Agreement") is made as of this 16 day of May, 2017, by and between Middlesex Savings Bank, a banking corporation organized and existing under the laws of Massachusetts, of 6 Main Street, Natick, Massachusetts 01760 "Lender"), and Dynasil Corporation of America of 313 Washington Street, Suite 403, Newton, Massachusetts 02458 (the "Borrower"); and Optometrics Corporation of 8 Nemco Way, Ayer, Massachusetts 01432, Radiation Monitoring Devices, Inc. of 44 Hunt Street, Watertown, Massachusetts 02472, RMD Instruments Corp. of 44 Hunt Street, Watertown, Massachusetts 02472, Evaporated Metal Films Corp. of 239 Cherry Street, Ithaca, New York 14850, and Dynasil Biomedical Corp. of 44 Hunt Street, Watertown, Massachusetts 02472 (the "Guarantors").

Whereas, on May 1, 2014 Lender made a loan (the "Loan") to Borrower evidenced by a Revolving Line of Credit Note dated May 1, 2014 from Borrower to Lender in the original principal amount of Four Million ($4,000,000) Dollars (the "LOC Note"); and

Whereas, as security for the payment and performance of Borrower's obligations under the LOC Note, Borrower and Guarantors executed and delivered to Lender, (i) a Loan and Security Agreement dated May 1, 2014 between Borrower and Lender (the "Loan Agreement"); and (ii) UCC-1 Financing Statements covering the Collateral described in the Loan Agreement and filed with the Secretary of State of the Commonwealth of Massachusetts, State of New York and State of Delaware (the "UCC-1 Financing Statements"); and (iii) Entity Guaranty and Security Agreements, all dated May 1, 2014 from Guarantors to Lender (the "Guaranties"); and (iv) a Stock Pledge Agreement by Borrower dated May 1, 2014 (the "Stock Pledge"); and (v) a Subordination Agreement dated as of May 1, 2014 given by Massachusetts Capital Resource Company ("MCRC") to Lender (the "MCRC Subordination") by which all debt of Borrower to MCRC (the "Junior Debt") is subordinated to all Obligations of Borrower to Lender. Collectively, the Loan Agreement, the UCC-1 Financing Statements, the Guaranties, the Stock Pledge, and the MCRC Subordination are referred to, together with various other documents referred to therein, as the "Security Instruments"; and

Whereas, Borrower and Lender amended the terms of the Loan pursuant to a Loan Document Modification Agreement dated September 29, 2015, by adding or modifying certain financial covenants by Lender, granting to Borrower consent to pay-down or pay-off certain amounts of the Junior Debt, and by adding an option on the part of Borrower to term out a certain amount of Advances made to Borrower under the LOC Note; and

Whereas, Borrower and Lender further amended the terms of the Loan pursuant to a Second Amendment of Loan Agreement dated December 2, 2016, to (i) provide for Borrower to pay dividends under certain circumstances, (ii) make a distribution to Dynasil Biomedical Corp. to invest in Xcede Technologies, and (iii) modify the debt service coverage covenant; and

Whereas, Lender has agreed to extend an equipment line of credit to Borrower and to extend the Advance Period Termination Date for the Loan as described herein.

Now, therefore, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.           The first paragraph of Section 1.1.2 of the Loan Agreement is hereby deleted in its entirety, and the following new first paragraph is substituted therefor:

"1.1.2         Revolving Line of Credit Loan. A Revolving Line of Credit Loan, evidenced by a Revolving Line of Credit Note dated May 1, 2014, allowing advances aggregating not more than Four Million and 00/100 ($4,000,000.00) Dollars (the 'Line of Credit Note'). The availability of Advances under the Revolving Line of Credit Loan shall expire on April 30, 2020, unless renewed by the Lender in writing. Such date, as it may be so extended, is referred to as the 'Advance Period Termination Date' upon which date all outstanding principal and unpaid interest shall become due and payable."

2.           The Loan Agreement is hereby amended to add the following new Section 1.1.3 thereto:

"1.1.3         Non-Revolving Equipment Line of Credit/Demand Loan. A Non-Revolving Equipment Line of Credit/Demand Loan evidenced by a Non-Revolving Equipment Line of Credit/Demand Note dated May 16, 2017, allowing advances aggregating not more than One Million ($1,000,000.00) Dollars (the 'Equipment Line of Credit Note'). Subject to the demand of Lender, the availability of credit under the Non-Revolving Equipment Line of Credit/Demand Loan shall expire on May 31, 2018, unless renewed by Lender in writing. Such Equipment Line of Credit Note and all Term Notes executed pursuant thereto, together are referred to as the 'Notes', as such Notes may be modified, extended and/or amended from time to time.

Borrower agrees to pay Lender all advances (each, an 'Advance'), whether pursuant to the Notes or otherwise, all of which, together with all other indebtedness, liabilities and commitments which Borrower owes to Lender, whether (a) arising under this Agreement or otherwise, (b) now existing or hereafter arising, or (c) direct or indirect, absolute or contingent, joint or several, due or not due, are referred to as the 'Obligation(s)'.

All advances under the Equipment Line of Credit Note are being made upon the terms contained in this Agreement, the Notes and any other Security Instruments (as defined herein), the terms of which are incorporated herein.

No Advance under the Equipment Line of Credit shall exceed eighty (80%) percent of the net purchase price (exclusive of any soft costs, transportation or installation charges) of new equipment or eighty (80%) percent of the Net Orderly Liquidation Value of used equipment. The term 'Net Orderly Liquidation Value' or 'NOLV' means the value of equipment that is estimated to be recoverable in an orderly liquidation of such equipment, stated at cost under a court authorized going out of business sale, net of liquidation expenses, such value to be as determined from time to time by Lender in its commercially reasonable discretion or by a qualified appraisal company selected by Lender (excluding all shipping and related soft costs) of the equipment, expenditures or improvements referred to therein."

3.           The second paragraph of Section 1.4 of the Loan Agreement, commencing with the words "The Advance Rate", is hereby deleted in its entirety, and the following new second paragraph is substituted therefor:

"The Advance Rate shall also include fifty (50%) percent of Eligible Unbilled Receivables of the Borrowers and the Guarantors, which for the purposes hereof and in connection with the Borrowing Base Certificate, shall be defined as receivables that have not yet been billed but otherwise constitute Eligible Accounts Receivable as set forth herein, excluding those which remain unbilled for forty-five (45) or more days after completion of the goods or services to which such unbilled receivables relate."

4.           Section 3.4 of the Loan Agreement is hereby deleted in its entirety, and the following new Section 3.4 is substituted therefor:

"3.4         Loans and Investments; Make any loan or advance (other than in the ordinary course of business and other than inter-company loans made to a Guarantor) or declare any dividends or make any distributions to any individual or entity or make any investment in or with any individual or entity, except that (i) Borrower may pay dividends, provided that no Event of Default exists at the time of the proposed dividend after giving effect to such dividends and Borrower is in compliance with the financial covenants set forth in Section 4.9 and 4.9(a) of this Agreement, and (ii) Borrower may distribute the entirety of its fifty-nine (59%) percent shareholdings in Xcede Technologies (a joint venture between Biomedical and the Mayo Clinic) to the shareholders of Borrower, solely for the purpose of divestiture of Xcede Technologies, provided that no Event of Default exists at the time of the proposed distribution or after giving effect thereto and Borrower remains in compliance with the financial covenants contained in this Agreement."

5.           Section 6.1.1 of the Loan Agreement is hereby deleted in its entirety, and the following new Section 6.1.1 is substituted therefor:

"6.1.1 Borrower shall fail to make any payment of principal, interest, or any other charge, cost or expense pursuant to the Notes, any note executed and delivered by Borrower to Lender subsequent hereto evidencing Borrowers Obligations to Lender, or any of the Security Instruments as and when due and payable."

6.           Borrower and Guarantors confirm that the Security Instruments, as amended by or added to in connection with this Agreement, constitute the valid and enforceable obligations of Borrower and Guarantors, and that neither Borrower nor Guarantors has any existing claims, defenses or rights of setoff with respect thereto.

7.           Borrower and Guarantors hereby warrant and represent that the statements set forth in the recitals above are true and correct, and that all representations and warranties made by Borrower and Guarantors in the Security Instruments continue to be true and correct in all material respects.

8.           It is further agreed that this Agreement shall not, in any manner, release, relinquish, or otherwise affect the liens, security interests, and rights created by or arising under the Security Instruments or its priority over other liens, charges, or encumbrances affecting the Collateral referred to therein (except by extending such lien to secure, inter alia, any and all new obligations created hereby and pursuant to the Equipment Line of Credit Note and any term notes executed in connection herewith) or Borrower’s or Guarantors' liability thereunder; and all other terms, conditions and covenants therein contained which are not hereby amended, are hereby ratified and confirmed as previously written.

9.           Borrower and Guarantors hereby acknowledge that there are and were no oral or written representations, warranties, understandings, stipulations, agreements or promises made by any party or by any agent, employee or other representative of any party, pertaining to the subject matter of this Agreement which have not been incorporated herein. No express or implied consent to any further modifications involving any of the matters set forth in the Security Instruments or herein shall be inferred or implied by Lender's execution of this Agreement. Any further modification of the Loan Agreement shall require the express written approval of Lender. No provision hereof shall be modified or limited except by a written instrument signed by the parties hereto, expressly referring hereto and to the provision so modified or limited.

10.         Except as expressly amended and modified by this Agreement all of the terms and conditions of the Security Instruments shall remain in full force and effect, and shall apply to any advances made pursuant to the Equipment Line of Credit Note and any term notes executed in connection therewith.

[Remainder of Page Left Intentionally Blank

Signature Page to Follow]

Executed under seal this 16 day of May, 2017.

MIDDLESEX SAVINGS BANK

By:	s/ Tony Zhang
Tony Zhang, Senior Vice President

DYNASIL CORPORATION OF AMERICA

By:	s/ Robert Bowdring
Robert Bowdring, Chief Financial Officer

OPTOMETRICS CORPORATION

By:	s/ Robert Bowdring
Robert Bowdring, Chief Financial Officer

RADIATION MONITORING DEVICES, INC.

By:	s/ Robert Bowdring
Robert Bowdring, Chief Financial Officer

RMD INSTRUMENTS CORP.

By:	s/ Robert Bowdring
Robert Bowdring, Chief Financial Officer

EVAPORATED METAL FILMS CORP.

By:	s/ Robert Bowdring
Robert Bowdring, Chief Financial Officer

DYNASIL BIOMEDICAL CORP.

By:	s/ Robert Bowdring
Robert Bowdring, Chief Financial Officer

-5-